Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference to the Registration Statement (Form S-8 No. 033-56661) pertaining to the Northshore Mining Company & Silver Bay Power Company Retirement Savings Plan of our report dated April 23, 2008, with respect to the financial statements of the Northshore Mining Company & Silver Bay Power Company Retirement Savings Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2007 and 2006.

/s/ Meaden & Moore, Ltd

Cleveland, Ohio

June 10, 2008